Exhibit 99.2
FOR IMMEDIATE RELEASE
August 9, 2011
FPIC Insurance Group, Inc. Agrees to Settle Shareholder Litigation
JACKSONVILLE, Florida — August 9, 2011 (Business Wire) — FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ: FPIC), a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers, today announced that FPIC and the other named defendants have signed a memorandum of understanding with a purported shareholder of FPIC to settle in principle a putative class action lawsuit, which relates to the proposed merger of FPIC with Fountain Acquisition Corp., a wholly owned subsidiary of The Doctors Company. The memorandum of understanding provides, among other things, that the parties will seek to enter into a stipulation of settlement which provides for the release of all asserted claims, subject to court approval.
Pursuant to the memorandum of understanding, FPIC has filed a supplement to its revised definitive proxy statement with the Securities and Exchange Commission (the “SEC”), which can be accessed free of charge at the SEC’s website at www.sec.gov, or at FPIC’s website at www.fpic.com. The supplement to the revised definitive proxy statement contains certain additional disclosures that FPIC agreed to make in connection with the proposed settlement of the lawsuit, although FPIC and the other named defendants have not admitted in any way that those disclosures are material or are otherwise required by law. The proposed settlement will not affect the merger consideration of $42 per share that FPIC’s shareholders are entitled to receive in the merger.
The special meeting of FPIC’s shareholders to vote on, among other things, a proposal to approve the proposed merger, will take place as scheduled on August 12, 2011, at FPIC’s principal office, located at 1000 Riverside Avenue, Suite 800, Jacksonville, Florida 32204, at 10:00 a.m., Eastern Time. FPIC’s shareholders have the right to change or revoke their proxies at any time before the vote taken at the special meeting, as further described on page 23 of the revised definitive proxy statement filed by FPIC with the SEC on July 18, 2011.
About FPIC Insurance Group, Inc.
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists, and other healthcare providers with over 18,000 policyholders, an A- rating by A.M. Best Company and an A- rating from Fitch Ratings. FPIC is the largest provider of medical professional liability insurance in Florida, the fourth largest provider in Texas and a top five provider in Georgia and Arkansas. In all, FPIC writes medical professional liability insurance in 14 states and is licensed to write in 32 states. Further information about FPIC is available on the Internet at www.fpic.com.
Forward-Looking Statements
This press release, as well as certain other statements made by FPIC, may constitute or contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, FPIC’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of: (a) FPIC’s plans; (b) the outcome of contingencies; (c) beliefs or expectations; and (d) assumptions underlying any of the foregoing.
Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.

You should not place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic, and competitive risks and uncertainties, many of which are beyond FPIC’s control or are subject to change, actual results could be materially different.
Factors that might cause such a difference include, without limitation, the following:
•	the possibility that the closing of the merger described in this press release does not occur or is delayed, either due to the failure of closing conditions, including approval of FPIC’s shareholders, the failure to obtain required regulatory approvals or other reasons; and

•	risks detailed from time to time in FPIC’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 9, 2011, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 3, 2011 and materials filed in connection with shareholder approval of the merger.
Other factors not currently anticipated by management may also materially and adversely affect the closing of the merger described in this press release. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Additional Information and Where to Find It
In connection with the proposed merger, FPIC filed with the SEC a definitive proxy statement on Schedule 14A on July 14, 2011. FPIC filed a revised definitive proxy statement on July 18, 2011, and this revised definitive proxy statement was first mailed to shareholders on or about July 18, 2011.
Before making any voting decision, shareholders are urged to read carefully the revised definitive proxy statement, all related supplements and amendments, and other relevant materials (if any, when they become available) because they contain (and will contain) important information about the proposed merger and other matters. Investors and security holders may obtain copies of these documents and other documents filed with the SEC, free of charge, at the SEC’s website at www.sec.gov. In addition, investors and security holders may view the documents filed with the SEC by FPIC at the “Investor Relations” section on its corporate website at www.fpic.com.
FPIC’s officers and directors may be participants in the solicitation of proxies from FPIC shareholders with respect to the proposed merger. Information about FPIC’s executive officers and directors, and their ownership of FPIC common stock, is set forth in the proxy statement for FPIC’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2011, and in the revised definitive proxy statement relating to the proposed merger filed with the SEC on July 18, 2011 and first mailed to FPIC’s shareholders on or about July 18, 2011.

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